                                                                   EXHIBIT 99.1




                      ____________________________________



                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                            US DIAGNOSTIC LABS, INC.



                           MICA ACQUIRING CORPORATION


                                      AND


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                              DATED AUGUST 1, 1996


                      ____________________________________

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                           ARTICLE I

                                                           THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.3      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.4      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.5      Articles of Incorporation; By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.6      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                           ARTICLE II

                                        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                                       CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . 3
         SECTION 2.1      Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (a)      Common Stock of Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (b)      Cancellation of Treasury Stock and Parent-Owned Company Common Stock  . . . . . . . . . . . . 3
                 (c)      Conversion of Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (d)      Shares of Dissenting Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (e)      Cancellation and Retirement of Company Common Stock . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.2      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (c)      No Further Ownership Rights in Company Common Stock . . . . . . . . . . . . . . . . . . . . . 5
                 (d)      Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (e)      No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (f)      Investment of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.3      Treatment of Employee Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                          ARTICLE III

                                                REPRESENTATIONS AND WARRANTIES    . . . . . . . . . . . . . . . . . . . 7
         SECTION 3.1      Representations and Warranties of the Company.  . . . . . . . . . . . . . . . . . . . . . . . 7
                 (a)      Organization and Qualification; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (b)      Articles of Incorporation and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (c)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (d)      Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (e)      No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (f)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (g)      Company Reports and Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (i)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

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
                                                                                                                      Page
                                                                                                                      ----
                 (j)      Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (k)      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (l)      Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (m)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (n)      Employee Benefit Company Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (o)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (p)      Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (q)      Certain Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (r)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (s)      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (t)      Rights Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (u)      Scope of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.2      Representations and Warranties of Parent and Merger Sub . . . . . . . . . . . . . . . . . .  17
                 (a)      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (b)      Charter and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (c)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (d)      Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (e)      No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (f)      Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (g)      Securities Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (h)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (i)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (j)      Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (k)      Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (l)      Scope of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                           ARTICLE IV

                                    CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS   . . . . . . . . . . . .  20
         SECTION 4.1      Conduct of Business of the Company Pending the Merger . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.2      Conduct of Business of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.3      Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.4      Preparation of the Proxy Statement; Preparation of Hart-Scott Act Filing  . . . . . . . . .  23
         SECTION 4.5      Access to Information; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.6      No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.7      Employee Benefits Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.8      Directors' and Officers' Indemnification and Insurance  . . . . . . . . . . . . . . . . . .  25
         SECTION 4.9      Further Action; Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.10     Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.11     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

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
                                                                                                                    Page
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
                                                   ARTICLE V

                                              CONDITIONS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 5.1      Conditions to Obligation of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . .  27
         (a)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (b)      Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (c)      No Injunctions or Restraints; Illegality; Litigation  . . . . . . . . . . . . . . . . . . . . . .  28
         (d)      Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 SECTION 5.2      Conditions to Obligations of Parent and Merger Sub  . . . . . . . . . . . . . . . . . . . . . . .  28
         (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (b)      Performance of Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (c)      Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 SECTION 5.3      Conditions to Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (a)      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (c)      Performance of Obligations of Parent and Merger Sub . . . . . . . . . . . . . . . . . . . . . . .  29

                                                   ARTICLE VI

                                       TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 6.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 6.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 SECTION 6.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 6.4      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                  ARTICLE VII

                                               GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.1      Non-Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.3      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 SECTION 7.4      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 7.5      Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 7.6      Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.7      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.8      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.9      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER, dated August 1, 1996 (this "Agreement"), among US DIAGNOSTIC LABS, INC., a Delaware corporation (the "Parent"), MICA ACQUIRING CORPORATION, a California corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation (the "Company").

                 WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which Merger Sub will merge with and into the Company (the "Merger") with the Company being the surviving corporation in the Merger;

                 WHEREAS, in furtherance of such acquisition, it is proposed that all the issued and outstanding shares of Common Stock, no par value, of Company ("Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the "Common Stock") will be acquired in connection with the Merger for $11.75 per share in cash upon the terms and subject to the limitations and conditions of this Agreement;

                 WHEREAS, the Directors of the Company have unanimously determined that the Merger is fair to, and in the best interests of, the holders of Common Stock, approved the Merger and recommended the approval and adoption of this Agreement by the shareholders of the Company; and

                 WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub, and Company have each approved this Agreement and the Merger in accordance with the California Corporations Code ("California Law") upon the terms and subject to the conditions set forth herein;

                 WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with California Law, at the Effective Time (as defined in Section 1.3 below), Merger Sub shall be merged with and into the Company. Upon the Effective Time, the separate corporate existence of Merger Sub shall cease, and the

Company shall continue as the surviving corporation of the Merger under the laws of the State of California (the "Surviving Corporation") under the name "MEDICAL IMAGING CENTERS OF AMERICA, INC."

                 SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five business days) following satisfaction or waiver of the conditions set forth in
Article V, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Latham & Watkins, 701 B Street, San Diego, California 92116, unless another date, time or place is agreed to in writing by the parties hereto.

                 SECTION 1.3 Effective Time of the Merger. As soon as practicable after the satisfaction or waiver of the conditions set forth in
Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of California (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

                 SECTION 1.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of California Law.

                 SECTION 1.5 Articles of Incorporation; By-Laws. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time.

                 (b) At the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

                 SECTION 1.6 Directors and Officers. The Directors of Merger Sub immediately prior to the Effective Time shall be the initial Directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, or any shares of capital stock of Merger Sub:

                 (a) Common Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be exchanged for one share of validly issued, fully paid and nonassessable Common Stock of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time.

                 (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Conversion of Company Common Stock. Except as otherwise provided herein and subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive cash from Parent in an amount equal to $11.75, payable to the holder thereof, without interest thereon (the "Merger Consideration" or the "Cash Price"). As used in this Agreement, references to "dollars" and "$" are to the lawful currency of the United States of America, unless otherwise indicated.

                 (d) Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary but only to the extent required by California Law, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of Company Common
Stock who comply with all the provisions of law of the State of California concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Shareholders", with the shares of Company Common Stock held by such Dissenting Shareholders to be referred to as the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the law of the State of California; provided, however, that (i) if any Dissenting Shareholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any Dissenting Shareholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Time neither any Dissenting Shareholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all shares of Company Common Stock outstanding at the Effective Time and held by Dissenting Shareholders in accordance with applicable law, then such Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such shares and each of such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration as contemplated by
Section 2.1, without interest.  The Company shall give Parent and Merger Sub
(A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and
(B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any demand.

                 (e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (in each case, other than shares referred to in Section 2.1(b) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.2.

                 SECTION 2.2  Exchange of Certificates.

                 (a) Exchange Agent; Exchange Date. (i) Prior to the mailing of the Company's Proxy Statement (as defined in Section 3.1(e)(ii)), Parent shall appoint a bank or trust company located in the United States (which may not be an affiliate of Parent) to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, the Merger Consideration. Each person who, on or prior to the Exchange Date (as defined in this Section 2.2) is a record holder of shares of Company Common Stock will be entitled to receive the Merger Consideration as contemplated by Section 2.1 upon surrender of such certificate in accordance with this Section 2.2.

                          (ii)    The Company shall prepare and mail the Proxy
Statement to the record holders of Company Common Stock as of the record date for the Shareholders' Meeting (as defined in Section 4.3). The Company will use its best efforts to make the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Exchange Date. For purposes of this Agreement, the "Exchange Date" shall mean 5:00 p.m., New York City time on the business day next preceding the date of the Shareholders' Meeting.

                 (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash as hereinabove provided. If any cash is to be remitted to a person other than the registered holder of the certificate for Company Common Stock surrendered for exchange, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the payment of cash to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

                 (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

                 (d) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.2 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for cash.

                 (e) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(e)(ii)), any such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                 (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                 SECTION 2.3  Treatment of Employee Options.

                 (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options, stock appreciation rights, limited stock appreciation rights and performance units (the "Options") heretofore granted under any stock option, performance unit or similar plan of the Company (the "Stock Plans").
Immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject or related to such Option, whether or not then vested or exercisable, and (y) the excess of the Cash Price over the exercise price per share of Common Stock subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time; provided, however, that with respect to any person subject to Section 16 of the Exchange Act (as defined below), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act (as defined below), and (ii) each share of Common Stock previously issued in the form of grants of restricted stock or grants of contingent shares shall fully vest. As provided herein, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Incentive Plans shall have any right thereunder to acquire capital stock of the Company, Parent or the Merger Sub, except as provided in the proviso to clause (i) of this Section 2.3. The Company will take all reasonable steps to ensure that, as of the Effective Time, none of the Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any person, other than Parent or its affiliates, to own any capital stock of the Company, Merger Sub or any of their respective subsidiaries or to receive any payment in respect thereof. The Company will use its best efforts to obtain all necessary consents and releases to ensure that after the Effective Time, the only rights of the holders of Options to purchase shares of Company Common Stock in respect of such Options will be to receive the Cash Payment in cancellation and settlement thereof. Notwithstanding any other provision of this
Section 2.3 to the contrary, payment may be withheld with respect to any Option until necessary consents and releases are obtained.

                 (b) All Stock Plans shall terminate as of the Effective Time and the provisions in any other Company Plans (as defined in Section 3.1(n)) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be amended as of the Effective Time to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any interest in capital stock of the Company (other than in respect of cash payments through the Merger), and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Plans shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules ("Company Disclosure Schedules"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

                 (a) Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                 When used with respect to the Company or any of its subsidiaries, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of the Company and its subsidiaries taken as a whole or
(ii) the ability of the Company to consummate any of the transactions contemplated hereby.

                 (b) Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-Laws of the Company and the equivalent organizational documents of each subsidiary of the Company as currently in effect. Neither the Company nor any subsidiary thereof is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational document.

                 (c) Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). As of July 1, 1996 (A) 2,695,226 shares of Company

Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights; (B) 445,593 shares of Company Common Stock were issuable pursuant to outstanding Options and warrants; and (C) no more than 360,000 shares were available for issuance under the Company's outstanding convertible subordinated debt. The number of Options and warrants, by exercise price, outstanding on July 1, 1996, are set forth in Schedule 3.1(c) of the Company Disclosure Schedule. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. The authorized capital stock and issued and outstanding stock of each subsidiary is set forth in Schedule 3.1(c) of the Company Disclosure Schedule. Except as set forth in this Section 3.1(c) or Schedule 3.1(c) of the Company Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any subsidiary of the Company obligating the Company or any subsidiary of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company. Between July 1, 1996 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company, except upon the exercise of stock options described above. Except as set forth in Schedule 3.1(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of, or any equity interest in, any subsidiary. Except as described in Schedule 3.1(c) of the Company Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable.

                 (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                 (e) No Conflict; Required Filings and Consents. Except as set forth on Schedule 3.1(e), and (i) other than in connection with or in compliance with the specific provisions of (i) the California Law relating to the filing of the Certificate of Merger and other appropriate merger documents, if any, and the approval of the Merger by a majority of the shares of Common Stock, (ii) the Exchange Act (as defined below), (iii) the "blue sky" laws of various states, (iv) the Hart-Scott-Rodino Improvements Act of 1976, as amended (the

"Hart-Scott Act") relating to the filing of appropriate documents regarding the Merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission (collectively, the "Antitrust Entities") and the approval of the Merger by the Antitrust Entities, and (v) applicable local permit laws, rules and regulations pertaining to the operation of the business of the Company and its subsidiaries, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (A) violate any provision of the Articles of Incorporation or By-Laws (or other organizational document) of the Company or any of its subsidiaries; (B) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of their respective properties or assets, except in the case of clauses (A), (B) and (C) above for such filings, permits, consents, approvals or violations, which would not have a Material Adverse Effect on the condition of the Company and its subsidiaries, taken as a whole, or could be reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement and except as set forth in Schedule 3.1(e) of the Company Disclosure Schedule.

                 (ii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality (a "Governmental Entity"), except for: (A) the filing with, and approval by, the SEC of (1) a proxy statement relating to the Shareholders' Meeting referred to in Section 4.3 (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith; (B) applicable filings under state anti-takeover laws, if any; (C) the filing and recordation of the Certificate of Merger as required by California Law; (D) applicable filings under the Hart-Scott Act; and (E) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by the Company to Parent in writing prior to the date of this Agreement.

                 (f) Compliance with Laws. Except as disclosed Schedule 3.1(f) of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or could be reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement. There is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any subsidiary of the Company, by, on behalf of or before any arbitrator or Governmental Entity which (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or (ii) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger. As of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

                 (g) Company Reports and Financial Statements. (i) Since December 31, 1995, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (the "Commission Filings"), and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in the Commission Filings were prepared in accordance with United States generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                          (ii)    The Company will deliver to Parent as soon as
they become available true and complete copies of any report or statement mailed by it to its shareholders generally or filed by it with the Commission subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Merger Sub, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations thereunder. The consolidated financial statements of the Company to be included in such reports and statements (excluding any information therein provided by Parent or Merger Sub, as to which the Company makes no representation) will be prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                 (h) Information Supplied. None of the information included in the Proxy Statement (other than information supplied by Parent or Merger Sub for inclusion in the Proxy Statement) will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting or any amendment or supplement thereto. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement.

                 (i) Absence of Certain Changes or Events. Except as otherwise disclosed in Schedule 3.1(i) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, since March 31, 1996 and up to the date of this Agreement, there has not been (i) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect on the Company, (ii) any change by the Company in its accounting methods, principles or practices, except as required by changes in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company or any of its subsidiaries, except for increases in base compensation and annual cash bonuses, in each case in the ordinary course of business and consistent with past practice or (v) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under
Section 4.1 hereof.

                 (j) Absence of Litigation. Except as disclosed in Schedule 3.1(j) of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Company or which could prevent or delay the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (k) Liabilities. Except as otherwise contemplated by this Agreement since March 31, 1996 and up to the date of this Agreement, neither the Company nor any of its subsidiaries has incurred any material outstanding claims, liabilities or indebtedness, contingent or otherwise, that would be required to be disclosed in the Company's consolidated financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis, other than liabilities incurred subsequent to March 31, 1996 in the ordinary course of business not involving borrowings by the Company.

                 (l) Labor Matters. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. Neither the Company nor any of its subsidiaries has (i) had any employees strikes, work stoppages, slowdowns or lockouts, (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining, or (iii) become aware of any efforts to organize employees of the Company or any of its subsidiaries into a collective bargaining unit.

                 (m) Environmental Matters. (i) For purposes of this Agreement, the following terms shall have the following meanings: (A) "Hazardous Substances" means a) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; b) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; c) natural gas, synthetic gas, and any mixtures thereof; d) polychlorinated biphenyls; e) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and f) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (B) "Environmental Laws" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                 (ii) Except as described in Schedule 3.1(m) of the Company Disclosure Schedule or as would not individually or in the aggregate result in or be likely to result in any fine tax, assessment, penalty, loss, cost, damage, liability, expense or other payment related thereto in excess of $20,000: (A) the Company and each subsidiary are and have been in compliance with all applicable Environmental Laws; (B) the Company and each subsidiary have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental Permits") and are and have been in compliance with their requirements; (C) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (D) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Company or any subsidiary; (E) there is, to the best knowledge of the Company, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws; (F) the Company and the subsidiaries have not released, discharged or disposed of Hazardous Substances on any real property owned or leased or on any real property formerly owned or leased by the Company or any subsidiary and none of such property is contaminated with any Hazardous Substances; (G) neither the Company nor any of the subsidiaries is undertaking, and neither the Company nor any of the subsidiaries has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (H) there are no pending or, to the knowledge of the Company, past or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances against the Company or any subsidiary or any of their property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Company or any of the subsidiaries or any of their predecessors.

                 (iii) The Company and the subsidiaries have made available to Parent copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Company or the subsidiaries.

                 (iv) Schedule 3.1(m) of the Company Disclosure Schedule sets forth a list of all real property currently owned or owned within the last three years by the Company or any of the subsidiaries.

                 (n) Employee Benefit Company Plans. (i) Schedule 3.1(n) of the Company Disclosure Schedule lists (i) all employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or Director of the Company or any subsidiary (the "Company Plans") and
(ii) all written contracts and agreements relating to employment and all severance agreements with any of the directors, officers or employees of the Company or any subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Company or any subsidiary at will without penalty or other consequence of Material Adverse Effect). Schedule 3.1(n) of the Company Disclosure Schedule sets forth the name of each officer or employee of the Company or any subsidiary with an annual base compensation greater than $75,000 and the annual base compensation applicable to each such officer or employee. The Company has made available to Parent a copy of each Company Plan, each material document prepared in connection with each Company Plan and each Company employment contract. None of the Company Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in
Schedule 3.1(n) of the Company Disclosure Schedule, none of the Company Plans promises or provides retiree medical or life insurance benefits to any person. Each Company Plan intended to be qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code") is so qualified. Each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. The Company has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that would reasonably be expected to give rise to any such liability. Except as set forth in Schedule 3.1(n) of the Company Disclosure Schedule, no Company Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 3.1(n) of the Company Disclosure Schedule, the Company and the subsidiaries have complied in all respects with all laws, rules and regulations pertaining to employment practices including, without limitation, the Worker Adjustment Retraining Notification Act, the wage hour laws, the Americans with Disabilities Act, and the discrimination laws, and no fact or event exists that could give rise to liability under such acts, laws, rules or regulations, except for such occurrences, noncompliances and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (o) Tax Matters. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedule, the Company and each of the subsidiaries have
(i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of the Company, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect on the Company. The Company has open years for federal, state and foreign income tax returns only as set forth in Schedule 3.1(o) of the Company Disclosure Schedule. The Company and each subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no liens for taxes upon the assets of the Company or any subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (p)  Tangible Property.

                 (i) The Company and the subsidiaries have good and marketable title to all their tangible properties and assets, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company. All of the assets of the Company and the subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business.

                 (ii) Except as set forth in Schedule 3.1(p) of the Company Disclosure Schedule, all of such property is free and clear of all liens, except (A) such liens as are disclosed in Schedule 3.1(p) of the Company Disclosure Schedule, (B) liens for taxes not yet due and payable, (C) liens of landlords, vendors, warehousemen and mechanics, and (D) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or expense, or do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby. To the best knowledge of the Company, all properties utilized in the Company's business (whether owned or leased) are in material compliance with all applicable laws, statutes, rules and regulations (including, without limitation, building, zoning and environmental laws) and all material covenants, conditions, restrictions or easements affecting the property or its use or occupancy, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Company, no notices of any material violations thereof have been received.

                 (iii) Each of the leases under which the material properties of the Company are leased is unmodified and in full force and effect (in the form made available pursuant to Section 3.1(p) hereof), and, to the best knowledge of the Company, there are no other agreements, written or oral, between the Company and any third parties claiming an interest in the Company's interest in the leased property or otherwise affecting its use and occupancy thereof. Except as set forth in Schedule 3.1(p) of the Company Disclosure Schedule, the Company is not in default under the leases and no material defaults (whether or not subsequently cured) by the Company have been alleged thereunder which in either case could be reasonably expected to have a Material Adverse Effect. To the best of the Company's knowledge, each lessor named in any of the leases is not in default thereunder, and no defaults (whether or not subsequently cured) by such lessor have been alleged thereunder.

                 (q) Certain Contracts and Agreements. Schedule 3.1(q) of the Company Disclosure Schedule lists (i) each contract which is required by its terms or is currently expected to result in the payment or receipt by the Company or any subsidiary of more than $100,000 and which is not terminable by the Company or any subsidiary without the payment of any penalty or fine on not more than three months' notice (a "Material Contract"), (ii) all material agreements relating to joint ventures, partnerships and equity or debt investments, (iii) all noncompete agreements with the Company or the subsidiaries (whether as beneficiary or obligor), (iv) all agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money, and any guarantee thereof or the pledge of any assets or other security therefor, (v) all agreements with any affiliate (other than the Company or a wholly owned subsidiary) of the Company or the subsidiaries to which the Company or any subsidiary is a party, (vi) each agreement affording registration rights as to any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), (vii) each category of personal property owned or leased by the Company and each asset within any such category which has a book value or current market value in excess of $100,000 or group of related such items valued in excess of $500,000 or which is leased under an agreement providing for annual lease payments in respect thereof in an amount in excess of $100,000, (viii) each registration, certificate or application with respect to the intellectual property and all licenses of intellectual property by the Company from or to any third party and all other agreements to which the Company is a party regarding intellectual property excluding, however those relating to commercially available ("canned") software, (ix) each policy of fire, liability, title, errors and omissions and other forms of insurance held by the Company and of all claims in excess of $50,000 pending thereunder, (x) each officer and director of the Company and subsidiaries which is a corporation, (xi) each general partner or joint venture partner of any entity in which the Company or any subsidiary is a general partner or joint venture partner other than the Company, (xii) each agreement to which the Company or a subsidiary is a party restricting or otherwise affecting voting or other rights with respect to any securities of the Company or subsidiaries, including voting trusts, voting agreements, irrevocable proxies, preemptive rights, shareholders' agreements, redemption agreements and buy-sell agreements, (xiii) each material agreement between the Company or any subsidiary and any hospital, hospital management company, health maintenance organization or other managed care payor, (xiv) each agreement between or among the Company or any subsidiary, (xv) each management contract and contract with independent contractors or consultants (or similar arrangements) including exclusive rights or requiring payments in excess of $100,000 individually or $500,000 in the aggregate to which the Company or any subsidiary is a party, which are not cancelable without penalty or further payment upon 30 days' or less notice,
(xvi) each agreement of the Company or any of the subsidiaries not made in the ordinary course of business that is to be performed on or after the date of this Agreement; and (xvii) to the extent not listed pursuant to subsections (i) through (xvi) of this Section 3.1(q), each exhibit the Company would be required to file with the SEC in response to paragraphs 2, 3, 4, 9, 10, 13, 14, 16, 17, 19, 20, 21, 22, 25 and 28 of Item 601 of Regulation S-K promulgated under the Securities Act. Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or, to the knowledge of the Company, any third party under such Material Contracts. The Company has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

                 (r) Insurance. The Company and subsidiaries have in full force and effect the policies of fire, liability, title, errors and omissions and other forms of insurance listed in Schedule 3.1(r) of the Company Disclosure Schedule. Furthermore, (i) none of the Company and subsidiaries is in default under any such policies which default could reasonably be expected to have a Material Adverse Effect and there is no material inaccuracy in any application for such policies, (ii) each of the Company and subsidiaries' activities and operations have been conducted in a manner so as to conform in all material respects to the applicable provisions of such policies, (iii) none of the Company and subsidiaries has received a notice of cancellation or non-renewal with respect to any such policy, and
(iv) timely notice has been given of any and all claims under all such policies.

                 (s)  Transactions with Affiliates.  Except as set forth in
Schedule 3.1(s) of the Company Disclosure Schedule, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company or any subsidiary of the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature.

                 (t) Rights Agreements. The Company has no shareholder rights plan or similar agreement in effect.

                 (u) Scope of Representations. Anything to the contrary in this Section 3.1 notwithstanding, no representation or warranty made by the Company in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on the Company at the date hereof.

                 SECTION 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

                 (a) Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of Parent and Merger Sub has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                 When used with respect to Parent or Merger Sub, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent or Merger Sub to consummate any of the transactions contemplated hereby.

                 (b) Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-Laws of Parent as currently in effect and of the Articles of Incorporation and By-Laws of Merger Sub as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation or Articles of Incorporation (as the case may be) or By-Laws.

                 (c) Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding.

                 (d) Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms.

                 (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not: (A) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Merger Sub; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                 (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local Governmental Entity, except for: (A) the filing and recordation of the Certificate of Merger as required by California Law; (B) applicable filings under the Hart-Scott Act; and (C) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by Parent to the Company in writing prior to the date of this Agreement.

                 (f) Compliance. (i) Parent and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Parent and each subsidiary, except to the extent the failure to so hold or comply will not, individually or in the aggregate, have a Material Adverse Effect on Parent, and to the best knowledge of Parent there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither Parent nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. As of the date of this Agreement, no investigation by any Governmental Entity with respect to Parent is pending, or to best knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on Parent.

                 (g) Securities Documents. Parent has filed all required documents with the SEC and all other federal and state securities regulatory authorities (the "Securities Authorities") since October 20, 1994 (the "Parent Securities Documents"). As of their respective dates, the Parent Securities Documents complied in all material respects with the requirements of the Securities Authorities and none of the Parent Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (h) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing or otherwise approved by Parent for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting or any amendment or supplement thereto.

                 (i) Absence of Certain Changes or Events. Since March 31, 1996, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a Material Adverse Effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (j)  Absence of Litigation.   Since March 31, 1996, there are
no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (k) Financing. Parent has and will provide, or cause to be provided to Merger Sub, the funds necessary to consummate the Merger and the transactions contemplated thereby in accordance with the terms hereof and thereof.

                 (l) Scope of Representations. Anything to the contrary in this Section 3.2 notwithstanding, no representation or warranty made by Parent in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on Parent at the date hereof.


                                   ARTICLE IV

            CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS

                 SECTION 4.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with their customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation of the foregoing, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

                 (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

                 (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than (A) sales of capital stock of any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, and (B) the issuance of shares of Company Common Stock upon exercise of Options that were issued and outstanding on the date of this Agreement;

                 (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its subsidiaries in the ordinary course of business in accordance with past practice, or (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement; provided that the provisions of this
         Section 4.1 shall not prohibit the Company and its subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice;

                 (d) amend its Articles of Incorporation, By-Laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any subsidiary of the Company;

                 (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $500,000 prior to the Effective Time;

                 (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole;

                 (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees by the Company in favor of any of its wholly owned subsidiaries or by any of its subsidiaries in favor of the Company or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to any direct or indirect wholly owned subsidiary of the Company, or (B) loans to employees of the Company and its subsidiaries not to exceed $100,000 in total outstandings from the date hereof through November 19, 1996;

                 (h) except as set forth in Schedule 4.1(h) of the Company Disclosure Schedule, expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans (which plans shall have been disclosed in writing to Parent on or prior to the date of this Agreement);

                 (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation;

                 (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

                 (k) except as may be required as a result of a change in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company or any of its subsidiaries;

                 (l) enter into any new line of business or open any new imaging facilities except substantially in accordance with the Company's current business plan as disclosed to Parent in writing prior to the date of this Agreement; or

                 (m) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

                 SECTION 4.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

                 SECTION 4.3 Shareholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall recommend to its shareholders approval of the foregoing matters, and such recommendation shall be included in the Proxy Statement. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, as advised by counsel, determines that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, could be deemed to constitute a breach of its fiduciary duties under applicable law.

                 SECTION 4.4 Preparation of the Proxy Statement; Preparation of Hart-Scott Act Filing. (i) Promptly following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Parent shall review and approve the Proxy Statement before such filing. Each of the Company and Parent shall use its reasonable best efforts to have the Proxy Statement approved by the SEC as promptly as practicable after such filing.
The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is approved by the SEC. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Proxy Statement shall, at the time the Proxy Statement is approved by the SEC and on the date of the Shareholders' Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

                 (ii) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the Anti-Trust Entities all documents and forms required under the Hart-Scott Act. Each of the Company and Parent shall use its reasonable best efforts to have the Merger reviewed and approved by the Anti-Trust Entities as promptly as practicable after such filing.

                 SECTION 4.5 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company (i) shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Parent, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company and its subsidiaries) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and such other persons with all financial, operating and other data and information as Parent, through its officers, may from time to time reasonably request, and (ii) shall make available its senior officers and the senior officers of its subsidiaries, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Parent regarding the ongoing operations of the Company and its subsidiaries, the implementation of the transactions contemplated hereby and other matters related hereto. No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 (b) Each of Parent and Merger Sub will hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence and will not disclose such information to any third party without the written consent of the Company.

                 SECTION 4.6 No Solicitation. The Company and its affiliates shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, share exchange, business combination or other similar transaction with the Company (or any subsidiary or division thereof) or solicit, participate in or initiate any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this
Section 4.6 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited written proposal to the Company by such person to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company received by the Company after the date of the Agreement ("Acquisition Proposal"), if, and only to the extent that, (a) the Company's Board, as advised by counsel of the Company, determines in good faith that such action is required in order for the Board not to breach its fiduciary duties to shareholders imposed by law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company gives Parent as promptly as practicable prior written notice (which shall include a summary of terms and identity of parties except to the extent such would cause the Board of Directors of the Company to determine that such disclosure would be a breach of its fiduciary duties to shareholders imposed by law, as advised by counsel of the Company) of the Company's intention to furnish such information or begin such discussions. The Company agrees not to release any third party from or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                 SECTION 4.7 Employee Benefits Matters. (a) Parent agrees that, during the period commencing at the Effective Time and ending on the second anniversary thereof, the employees of the Company and its subsidiaries will continue to be provided with employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company or of Parent and incentive compensation or similar programs) which in the aggregate are not materially less favorable to those currently provided by the Company and its subsidiaries to such employees, to the extent permitted under laws and regulations in force from time to time, provided that employees covered by collective bargaining agreements need not be provided such benefits, and provided, further, that Parent reserves the right to review all employee benefits after the Effective Time and to make such changes as it deems appropriate.

                 (b) Parent and Merger Sub will cause the Company (and, after the Merger, the Surviving Corporation) to honor all employee benefit obligations to current and former employees and directors under the Company's employee benefit plans in existence on the date hereof and disclosed in Schedule 4.7(b) of the Company Disclosure Schedule and all employment or severance agreements entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof and disclosed in Schedule 4.7(b); provided, however, that nothing shall prevent Merger Sub or the Company (and, after the Merger, the Surviving Corporation) from taking any action with respect to such plans, obligations or agreements or refraining from taking any such action which is permitted or provided for under the terms thereof.

                 (c) Employees of the Company (and, after the Merger, the Surviving Corporation) shall be given credit for all actual service with the Company and the subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation in which they become participants for all purposes thereunder, except to the extent that such crediting would produce duplication of benefits.

                 SECTION 4.8 Directors' and Officers' Indemnification and Insurance. (a) The Articles of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and By-Laws on the date of this agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                 (b) The Surviving Corporation shall for the three year period commencing on the Effective Time either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) and/or by Indemnification Agreements with the Company as set forth on Schedule 4.8(b) (the "Indemnified Parties"); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 125% of the annual premiums currently paid by the Company for such insurance; and; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided, further, that the Surviving Corporation may substitute for such Company policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause the Parent's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

                 (c) Parent and Merger Sub agree to indemnify and agree to cause the Surviving Corporation to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent, from and after the Effective Time, will pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to Section 4.8(d) below, Parent and Merger Sub shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 4.8 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement. If the indemnity provided for in this Section 4.8 is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                 (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by Parent or the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party) and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided further that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                 SECTION 4.9 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments to any thereof, and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review any information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental

Entity in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

                 SECTION 4.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 SECTION 4.11 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system.


                                   ARTICLE V

                              CONDITIONS OF MERGER

                 SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.


                 (b)  Other Approvals.  Other than the filing contemplated by
Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger (including, without limitation, the filings and approvals required under the Hart-Scott Act and the Exchange
Act) other than immaterial Consents the failure to obtain which would have no Material Adverse Effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory

Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

                 (c) No Injunctions or Restraints; Illegality; Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. There shall not be any pending litigation regarding the Merger which, if adversely determined, would have a Material Adverse Effect on the Company.

                 (d) Proxy Statement. The Proxy Statement shall have been filed with, and approved by, the SEC.

                 SECTION 5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

                 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

                 (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

                 (c) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, would be reasonably likely to result in a Material Adverse Effect with respect to the Surviving Corporation.

                 SECTION 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

                 (a) Opinion of Financial Advisor. Upon the execution of this Agreement by all parties hereto, the Company shall have received the opinion of Batchelder & Partners, Inc., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by Company's shareholders is fair to Company's shareholders from a financial point of view.

                 (b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

                 (c) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officer of Parent to such effect.


                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the
Company:

                 (a)  by mutual written consent of Parent and the Company; or

                 (b) by Parent, (i) upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 5.2(a), (b) or
(c), if either (A) such breach cannot be cured prior to the Closing Date, or
(B) has not been cured within 30 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach, or (ii) the Company has breached or failed to comply in any material respect with any of its obligations under this Agreement which breach shall not have been cured within 10 days following notice from Parent to the Company of notice of such breach and the intent of Parent to terminate pursuant to this provision.

                 (c) by the Company, if (i) any of the representations and warranties of Parent or Merger Sub contained in this Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, (ii) the Company does not timely receive the opinion required under Section 5.3(a), or (iii) Parent or Merger Sub shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement which breach shall not have been cured within ten days following notice from the Company to Parent of such breach and Company's intent to terminate pursuant to this provision.

                 (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

                 (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to November 19, 1996, unless extended in writing by Parent and the Company;

                 (f) by Parent or the Company, if the approval of the shareholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

                 (g) by Parent, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to Parent or Merger Sub, or shall have adopted a resolution to do the foregoing; or (ii) the Board of Directors of the Company shall have approved or have recommended to the shareholders of the Company any Business Combination Transaction (as defined in Section 6.1(i) below) other than the Merger or shall have resolved to do the foregoing; or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within ten business days of the commencement thereof; or

                 (h) by the Company prior to the Shareholders' Meeting, if the Board of Directors of the Company (i) shall fail to make or shall withdraw or modify its recommendation of this Agreement or the Merger and there shall exist at such time a tender offer or exchange offer for not less than a majority of the outstanding voting stock of the Company or a written, bona fide proposal by a third party to acquire not less than a majority of the outstanding voting stock of the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, in either case at a price per share (whether payable in cash or securities) of Company Common Stock that is higher than the Merger Consideration, or (ii) recommends to the Company's shareholders approval or acceptance of any such transaction, in each case if, and only to the extent that, the Board of Directors of the Company, as advised by legal counsel, determines that failure to take such action could be deemed to constitute a breach of the Board's fiduciary duties under applicable law.

                 (i) Fees and Expenses. The Company shall pay Merger Sub a fee (an "Alternative Proposal Fee") of 3% of the total Merger Consideration, which amount is inclusive of all of Merger Sub Expenses (as defined in Section 6.2(k) below) (i) within one business day following the termination of this Agreement by Parent, if this Agreement is terminated pursuant to 6.1(b)(ii), or
(ii) within one business day following notice of the termination of this Agreement, if this Agreement is terminated pursuant to Section 6.1(g) or (h). As used herein, the term "Business Combination Transaction" shall mean any of the following involving the Company: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 20% or more of the assets of the Company in a single transaction or series of related transactions; (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 40% or more of the shares of Company Common Stock, whether by tender offer, exchange offer or otherwise; or (4) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend.

                 (j) Merger Sub shall be entitled to receive the Merger Sub Expenses (but not the Alternative Proposal Fee) in immediately available funds (not later than one business day after submission of statements therefor) in the event that this Agreement is terminated by Parent pursuant to Section 6.1(b)(i).

                 (k) As used herein, "Merger Sub Expenses" means all out-of-pocket expenses and fees up to $200,000 actually incurred by Merger Sub or on their respective behalf in connection with the Merger prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, banks or other entities providing financing to Merger Sub (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to Merger Sub and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Merger, any agreements relating thereto and any filings to be made in connection therewith.

                 (l) Except as set forth in this Section 6.1, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                 SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.5(b), Section 6.1 and Section 7.1; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof; provided further, however that the recommendation of another transaction by the Company's Board of Directors in accordance with
Section 4.6 shall not constitute a willful and material breach of this Agreement by the Company.

                 SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of Parent and the respective Boards of Directors of Merger Sub and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 6.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
                                  ARTICLE VII

                               GENERAL PROVISIONS

                 SECTION 7.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.1, except that those set forth in Section 4.5(b), Section 4.7, Section 4.8, Section 6.1 and this Article VII shall survive termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

                 SECTION 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                  if to Parent or Merger Sub:

                                  US Diagnostic Labs, Inc.
                                  777 South Flagler Drive
                                  West Palm Beach, FL  33140
                                  Attention:  Jeffrey A. Goffman, Chairman
                                    and Michael D. Karsch
                                  Facsimile:  (561) 833-8391

                                  if to the Company:

                                  Medical Imaging Centers of America, Inc.
                                  9444 Farnham Street, Suite 100
                                  San Diego, California 92123
                                  Attention:  Robert Muehlberg
                                  Facsimile:  (619) 560-4575

                                  with a copy to:

                                  Latham & Watkins
                                  701 B Street, Suite 2100
                                  San Diego, California 92101
                                  Attention:  Scott N. Wolfe, Esq.
                                  Facsimile:  (619) 696-7419

                 SECTION 7.3 Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                 (c) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Diego, California are required or permitted to be closed;

                 (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                 (e) "knowledge" means knowledge after reasonable inquiry of, in the case of the Company, any Executive Vice President or more senior officer of the Company, and in the case of Parent, any Executive Vice President or more senior officer of Parent.

                 (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                 (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                 SECTION 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                 SECTION 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                 SECTION 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 SECTION 7.7 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY COURT SITTING IN THE CITY OF SAN DIEGO, CALIFORNIA.

                 SECTION 7.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 7.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

"Parent"                               US DIAGNOSTIC LABS, INC.



                                       By /s/ Jeffrey Goffman
                                         ---------------------------------
                                              Name:   Jeffrey Goffman
                                              Title:  Chief Executive Officer


"Merger Sub"                           MICA ACQUIRING CORPORATION



                                       By /s/ Jeffrey Goffman
                                         ---------------------------------
                                              Name:  Jeffrey Goffman
                                              Title  President


"Company"                              MEDICAL IMAGING CENTERS OF AMERICA, INC.


                                       By /s/ Robert Muehlberg
                                         ---------------------------------
                                              Name:  Robert Muehlberg
                                              Title: President

                                    APPENDIX
                               LIST OF SCHEDULES
              ATTACHED TO ACQUISITION AGREEMENT AND PLAN OF MERGER


1.      Schedule 3.1(c):        Capitalization as of July 1, 1996
                                Authorized and Issued Capital Stock of
                                each of the Company's Subsidiaries

2.      Schedule 3.1(e):        Required Filings and Consents

3.      Schedule 3.1(i):        Absence of Certain Changes or Events

4.      Schedule 3.1(i):        Threatened or Pending Litigation

5.      Schedule 3.1(m):        Description of Real Property

6.      Schedule 3.1(n):        Employee Benefit Company Plans and Policies
                                Employment Contracts and Severance Agreements

7.      Schedule 3.1(o):        Tax Matters

8.      Schedule 3.1(p):        Tangible Property Subject to Liens; Certain
                                Leases

9.      Schedule 3.1(q):        Certain Contracts and Agreements

10.     Schedule 3.1(r):        Insurance Policies

11.     Schedule 3.1(s):        Transactions with Affiliates

12.     Schedule 4.1(h):        Current Capital Expenditure Plans

13.     Schedule 4.7(b):        Employee Benefit Matters

14.     Schedule 4.8(b):        Directors' and Officers' Indemnification and
                                Insurance

                                     * * *

The disclosure schedules to the Acquisition Agreement and Plan of Merger are omitted pursuant to Item 7(c) of Form 8-K, which incorporates by reference Regulation S-K, Item 601.